UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing amends the presentation filed under Schedule 14A on September 15, 2015.

4 September 2015 Depomed – A Force in Pain and Neurology, in a Period of Accelerated Growth Strong Product Portfolio Marketing six branded, differentiated products in pain and neurology with lengthy exclusivity (1) Track Record of Accelerated Growth Organic growth - success increasing product sales, scripts and market share Acquisition growth – 5 acquired products in 3 years Exceptional Financial Performance 129% sales CAGR since 2012 Gross margin 80%+, cash flow generation of $55M in 2Q 2015 alone Negative effective tax rate 2015; ($16M federal tax refund expected 2015); effective tax rate in the mid-teens expected in 2016 Billion-dollar Blockbuster Opportunity (2) Re-launch of NUCYNTA with improved promotion, positioning, pricing and proper dosing Expected blockbuster with >$1 Billion in annual sales before patent expiry (2) Proven Business Model Acquire, Integrate, Grow and Repeat Aggressively pursuing assets with lengthy exclusivity and potential for meaningful sales growth Among best in the industry in defending IP Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment There can be no assurance that the anticipated results will be achieved

Depomed’s Execution of Business Model Driving Triple Digit Growth in Sales and Significant Profitability 7 $500K $27.1M $58.1M $114M $320M-340M (1) September 2015 2015 Total Product Sales Guidance (Includes NUCYNTA starting April 2, 2015) Adjusted EBITDA (Midpoint of adjusted EBITDA Guidance) $102.5M At Midpoint of 2015 Guidance, Product Sales Growth Since 2012 Is Over 1,000% Total product sales for 2015 are expected to be significant driven by NUCYNTA. There can be no assurance that the anticipated results will be achieved. Negative results for NUCYNTA may disproportionately impact Depomed $0 $50 $100 $150 $200 $250 $300 $350 2011 2012 2013 2014 2015 Millions

Depomed’s Clear Track Record of Value Creation 9 September 2015 Depomed is in a Period of Significant Growth and is Well-Positioned for Future Success Source: Stock chart from BigCharts.com 1-Year 2-Year 3-Year 5-Year 75% 276% 409% 650% Total Shareholder Return to Date (1) Covering 8/31/10 to 8/31/15. Includes period following Horizon’s initial public offer. Depomed does not believe that total shareholder return is materially impacted by Horizon’s offer. Depomed notes that Horizon’s exchange ratio as of close of trading on October 12, 2015 represents an offer of just $18.17, which is below Depomed’s closing stock price on such date. Depomed believes that the initial surge in stock price and volume caused by Horizon’s public acquisition proposal had dissipated by August 31, in particular due to the fact that Horizon is offering its stock as currency in the exchange and Horizon’s relatively poor stock performance.

NUCYNTA Leading The Latest Chapter of Depomed’s Growth Story – Blockbuster Potential (1) Adds significant revenue and earnings to an already strong business Only new chemical entity in CII space approved by FDA in last 30 years Competes in multi-billion dollar pain market Exclusivity expected for a decade or more (2) Significant overlap with Depomed’s expertise in pain and neurology 12 September 2015 NUCYNTA: Potential to Exceed $1 Billion in Sales (1) There can be no assurance that the anticipated results will be achieved Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment

Depomed’s NUCYNTA Growth Strategy – Targeting to Surpass $1 Billion in Sales (1) 13 September 2015 Proper Dosing Pricing and Access Positioning Promotion Significantly increased promotion and marketing efforts Revamped product positioning and messaging Maximize brand through pricing and access strategies Educate physicians on titration 1 2 3 4 = There can be no assurance that the anticipated results will be achieved

NUCYNTA Patent Protection Expected to Provide Market Exclusivity for a Decade or More (1) 20 September 2015 NUCYNTA >$500MM by 2020 and $1 Billion Before Patent Expiry (2) February 2023: Expiry of patents covering tapentadol (composition of matter plus pediatric extension) December 2025: Expiry of polymorph patent (composition of matter plus pediatric extension) 2028: Expiry of neuropathic pain patent Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment There can be no assurance that the anticipated results will be achieved

21 September 2015 Depomed’s Highly Differentiated Growing Portfolio of Assets in Addition to NUCYNTA Product Differentiation 2Q Annualized Revenues Growth Over 1Q 2015 Expected Exclusivity (1) 1x daily with less dizziness and somnolence $84M 21% April 2015 ANDA settlement provides exclusivity to 2024 Only single agent in its therapeutic class for acute migraine attacks $27M 28% ANDA settlement provides exclusivity until January 2023 Only fentanyl product delivered nasally $16M 21% Patents out to October 2024 Rapidly dispersed, low dose version of diclofenac $24M 3% June 2015 ANDA settlement provides exclusivity until March 2022 Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment

23 September 2015 Depomed’s Ability to Efficiently Execute and Deliver Growth - Gralise Reacquired marketing rights March 2011 and received $40M payment Launched in October 2011 >$84 million run rate as of Q2 2015 Tier 2 coverage at the three largest pharmacy benefit managers, CVS/Caremark, ESI, Catamaran Market exclusivity expected until 2024; won District Court decision vs. first filer, Actavis; appeal with Actavis now settled (1) Gralise is Moving Toward $100 million per year Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment

24 September 2015 Depomed’s Ability to Efficiently Execute and Deliver Growth - CAMBIA Acquired in December 2013 for $48.7M Relaunched in December 2013 $27 million run rate as of Q2 2015 Only single agent in its therapeutic class approved in the U.S. for treatment of acute migraine attacks in adults Exclusivity to 2023 with ANDA settlement (1) CAMBIA Demonstrates Depomed’s Acquire, Integrate and Grow Strategy Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment

Lengthy Exclusivity Periods Mean Products Contributing to Revenue Growth for a Long Time 26 September 2015 Securing Market Exclusivity for Depomed Products Well Into Next Decade (1) Product Expected Exclusivity 2028 Acquired April 2015; composition of matter patent to 2022/2023; polymorph and method of treatment patents to 2025 and 2028 2024 Exclusivity expected to 2024; D.Ct. ANDA litigation victory and settlements resolve all ANDAs 2023 ANDA settlement with expected exclusivity to Jan 2023 2024 2 orange book patents; patents pending; last OB patent to expire Oct 2024 2022 ANDA settlement with expected exclusivity to March 2022 Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment

29 September 2015 Depomed – A Force in Pain and Neurology, in a Period of Accelerated Growth Strong Product Portfolio Marketing six branded, differentiated products in pain and neurology with lengthy exclusivity (1) Track Record of Accelerated Growth Organic growth - success increasing product sales, scripts and market share Acquisition growth – 5 acquired products in 3 years Exceptional Financial Performance 129% sales CAGR since 2012 Gross margin 80%+, cash flow generation of $55M in 2Q 2015 alone Negative effective tax rate 2015; ($16M federal tax refund expected 2015); mid-teens expected in 2016 Billion-dollar Blockbuster Opportunity (2) Re-launch of NUCYNTA with improved promotion, positioning, pricing and proper dosing Expected blockbuster with >$1 Billion in annual sales before patent expiry (2) Proven Business Model Acquire, Integrate, Grow and Repeat Aggressively pursuing assets with lengthy exclusivity and potential for meaningful sales growth Among best in the industry in defending IP Exclusivity with respect to specific drugs may not necessarily assure sustained or increased revenue growth given the risk associated with competition from generic and non-generic products with similar treatment There can be no assurance that the anticipated results will be achieved

Forward-Looking Statements & Other Legal Information

The statements that are not historical facts contained in this filing are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to Depomed’s prospects as a standalone business, Depomed’s business strategy, expectations regarding Depomed’s future financial results and the ability to create shareholder value, expectations regarding anticipated growth and the future contributions and potential of NUCYNTA, and other risks detailed in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans, objectives or expectations will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Our solicitation of revocations in the GREEN and GOLD cards allows Depomed shareholders to take action only with respect to the revocation of consents to the calling and holding of the proposed special meetings. Any action that you may take pursuant to such solicitation will not have a direct impact on the Horizon exchange offer, will not directly limit your ability to participate with respect to the exchange offer and will not constitute an affirmative vote for or against the exchange offer.